UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 8, 2024, AIM ImmunoTech Inc. (the “Company”) issued the following materials, copies of which are attached hereto as Exhibit 1.

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Exhibit 1

LinkedIn Content

AIM ImmunoTech
1,319 followers
Promoted
For the third year in a row, a group of activist investors is attempting to take control of AIM ImmunoTech's Board. Their efforts would put the Company's clinical progress and potential to enhance value for shareholders at risk. Learn more:
AIM ImmunoTech
AIM Shareholders:
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VISIT: WWW.SAFEGUARDAIM.COM
Read Our Letter to Shareholders
safeguardaim.com
Learn more

AIM ImmunoTech
1,319 followers
Promoted
AIM ImmunoTech's Board of Directors has the right mix of experience and skillsets to continue overseeing the Company's strategy for value creation. With decades of experience across the financial, medical and biotech industries, we are positioned to capitalize on significant momentum driven by our lead product candidate Ampligen. Learn more:
Our highly qualified Board is driving significant momentum at AIM
AIM ImmunoTech
Stewart L. Appelrouth
Nancy K. Bryan
Thomas K. Equels, M.S., J.D.
William M. Mitchell, M.D., Ph.D.
SUPPORT AIM'S BOARD BY VOTING ON THE WHITE UNIVERSAL PROXY CARD.
VISIT: WWW.SAFEGUARDAIM.COM
Our Nominees
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Learn more

AIM ImmunoTech
1,319 followers
Promoted
A group of activist investors who have worked closely with convicted criminals is attempting for the third time to take over AIM ImmunoTech's Board to push a self-interested agenda with no plan to generate sustainable shareholder value. AIM shareholders can help protect our forward momentum from this group at our upcoming Annual Stockholders Meeting. Learn more:
AIM ImmunoTech
WARNING
AIM Shareholders:
Our Board is under attack from an Activist Group that has worked closely with convicted felons and that we believe does NOT have your best interests at heart.
Support AIM's Progress at: www.SafeguardAIM.com
The Activist Group
safeguardaim.com
Learn more

X/Twitter Content

AIM ImmunoTech @AimImmuno
For the third year in a row, a group of activist investors is attempting to take control of @AimImmuno's Board. Their efforts would put the Company's clinical progress and potential to enhance value for shareholders at risk. Learn more:
AIM ImmunoTech
AIM Shareholders:
Learn How to Protect Your Investment and Safeguard AIM's Future
VISIT: WWW.SAFEGUARDAIM.COM
Read Our Letter to Shareholders
From www.safeguardaim.com
Promoted

AIM ImmunoTech @AimImmuno
.@AimImmuno's Board of Directors has the right mix of experience and skillsets to continue overseeing the Company's strategy for value creation. $AIM is well positioned to capitalize on significant momentum driven by our lead product candidate Ampligen. Learn more:
Our highly qualified Board is driving significant momentum at AIM
AIM
Our Nominees
BY VOTING ON THE WHITE UNIVERSAL PROXY CARD.
VISIT: WWW.SAFEGUARDAIM.COM
From www.safeguardaim.com
Promoted

AIM ImmunoTech @AimImmuno
A group of activist investors who have worked closely with convicted criminals are attempting to take over @AimImmuno's Board to push an agenda with no plan to generate sustainable shareholder value. $AIM shareholders can help stop them at our upcoming Annual Meeting. Learn more:
WARNING
AIM
AIM Shareholders:
Our Board is under attack from an Activist Group that has worked closely with convicted felons and that we believe does NOT have your best interests at heart.
The Activist Group
www.SafeguardAIM.com
From www.safeguardaim.com
Promoted

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